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                          ADVANCED RADIO TELECOM CORP.




                       __________ Shares of Common Stock




                             UNDERWRITING AGREEMENT




                         Dated as of _____________, 1996





                              MONTGOMERY SECURITIES

                  DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.






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                   _______________ SHARES

                ADVANCED RADIO TELECOM CORP.

                        COMMON STOCK


                   UNDERWRITING AGREEMENT



__________, 1996



MONTGOMERY SECURITIES
DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.
  As Representatives of the several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:

     SECTION 1. INTRODUCTORY. Advanced Radio Telecom Corp., f/k/a Advanced Radio Technologies Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell __________ shares of its authorized but unissued common stock, par value $.001 per share (the "COMMON STOCK"), to the several underwriters named in Schedule A annexed hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"). Said aggregate of __________ shares are herein called the "FIRM COMMON SHARES." In addition, the Company proposes to grant to the Underwriters an option to purchase up to __________ additional shares of Common Stock (the "OPTIONAL COMMON SHARES"), as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "COMMON SHARES." This Agreement, the Price Determination Agreement attached hereto as Exhibit B and the Lock-Up Agreement (as defined) are herein collectively referred to as the "OPERATIVE DOCUMENTS."

     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares (the "OFFERING") on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable. Concurrently with the Offering, the Company is offering, pursuant to a separate prospectus, units consisting of Senior Discount Notes due 2006 and warrants to purchase Common Stock (the "UNIT OFFERING" and, together with the Offering, the "OFFERINGS").
In addition, prior to consummation of the Offerings, (i) Advanced Radio Telecom Corp. ("ART") will merge with and into ART Merger Corporation, a subsidiary of the Company, (ii) the Company will amend its certificate of incorporation to change its name to "Advanced Radio Telecom Corp." and (iii) ART Merger Corporation will amend its certificate of incorporation to change its name to ART Licenses Corporation ("ART LICENSES") (the "MERGER" and, together with the Offerings, the "TRANSACTIONS"). Unless the context otherwise requires, the "Company" shall refer to the Company after giving effect to the Merger. References to "subsidiaries" of the Company shall be deemed to include ART.

     The Company hereby confirms its agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the several Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-4388) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "TERM SHEET") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

     The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; PROVIDED, HOWEVER, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "PROSPECTUS" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "RULE 430A INFORMATION" means information with respect to the Common Shares and the Offering permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, no representation or warranty contained in this Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

     (c) No action has been taken and no local, state or Federal law, statute, ordinance, rules, regulation, requirement, judgment or court decree has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Common Shares or prevents or suspends the use of the Prospectus; no jurisdiction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued that prevents the issuance of the Common Shares or prevents or suspends the sale of the Common Shares in any jurisdiction referred to in Section 5(f) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

     (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are accurate and complete, and all such contracts are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries or, to the best of the Company's knowledge, any other party is in breach of or default under any such contract.

     (e) Each of the Company and its subsidiaries has been duly formed as a corporation and is validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (f) ART Licenses is the only subsidiary of the Company. The Company owns all of the outstanding capital stock of ART Licenses; all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; and all of such capital stock was not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of ART Licenses.

     (g) The Company and its subsidiaries do not have any ownership interest in any joint venture, other than the Company's 50% ownership interest in ART West Joint Venture, a Delaware partnership owned by the Company and Extended Communications, Inc. ("ART WEST").

     (h) Prior to consummation of the Transactions, the Company and ART have authorized and outstanding capital stock as set forth in Exhibit A hereto. All such issued and outstanding shares of capital stock of the Company and ART have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. The shares of capital stock of ART owned by the Company prior to completion of the Merger are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. Upon consummation of the Transactions, the Company will have authorized and outstanding capital stock as set forth in Exhibit B hereto and an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." All such issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are, and there will be, no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Company or ART The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (i) The Company has all requisite corporate power and authority to enter into the Operative Documents and to perform the transactions contemplated hereby and thereby. Each of the Operative Documents has been duly authorized, executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD.

     (j) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the Offering contemplated by this Agreement. No further approval or authority of the stockholders or the board of directors of the Company (the "BOARD OF DIRECTORS") will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

     (k) None of the execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all of the provisions hereof and thereof, the issuance and sale of the Common Shares, the consummation by the Company and its subsidiaries of the Transactions and the transactions contemplated hereby and thereby (i) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, the Federal Communications Commission (the "FCC")), other than those that have been obtained and are in full force and effect, or (ii) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company and its subsidiaries pursuant to (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, mortgage, deed of trust or other agreement, indenture or other instrument to which or by which any of them is a party or by which any of them or any of their respective property is or may be bound, (C) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "TELECOMMUNICATIONS ACT"), the rules and regulations of the FCC and the environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their assets or properties, that, in the case of clauses (B), (C) and (D), (x) would reasonably be expected, either individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole, (y) would materially interfere with or adversely affect the issuance of the Common Shares or the consummation of the Transactions or (z) in any manner draw into question the validity of any of the Operative Documents (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

     (l) Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will be (i) in violation of its charter or bylaws,
(ii) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which any of them is a party, or by which any of their respective properties is bound or (iii) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to any of them or any of their respective assets or properties (whether owned or leased), other than, in the case of clauses (ii) and (iii), any default or violation that could not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could be expected to have a Material Adverse Effect.

     (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of any of them is subject, (ii) no local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC) or order has been enacted, adopted or issued by any governmental agency or, to the best of the Company's knowledge, that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a Federal or state court or foreign court of competent jurisdiction to which the Company, any of its subsidiaries or their business, assets, or property are, or could reasonably be expected to be, subject.

     (n) Each of the Company and its subsidiaries has (i) good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except for liens for taxes not yet due and payable and other liens not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, to all property and assets described in the Registration Statement as currently being owned by each of the Company and its subsidiaries and (ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all Federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "AUTHORIZATION") necessary to engage in the business as presently and to be conducted by either of them in the manner described in the Prospectus, except as described in the Prospectus. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdictions with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such Leases to which it is a party as lessee or as assignee of lessee with such exceptions as do not materially interfere with the use made by the Company or its subsidiaries.

     (o) Each of the Company and its subsidiaries has such permits, licenses, franchises, trademarks and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus. Each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except for any such impairments which would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

     (p) Except as described in the Prospectus, (i) the Company and its subsidiaries own, possess or have the right to employ or have applied for all such Permits, licenses (including all FCC, state, local or other jurisdictional regulatory licenses, franchises, trademarks and authorizations of governmental or regulatory authorities ("LICENSES")), patents, patent rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), inventions, technical data and information (collectively with Licenses, the "INTELLECTUAL PROPERTY") as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus, (ii) each of the Company and its subsidiaries has fulfilled and

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performed all of its material obligations with respect to such Licenses and other Intellectual Property and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Intellectual Property, (iii) such Intellectual Property contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole, and (iv) the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except where such infringement would not have a Material Adverse Effect.

     (q) The Company and its subsidiaries have timely filed all renewal applications with respect to all Licenses possessed by any of them. No protests or competing applications have been filed with respect to such renewal applications, and nothing has come to the Company's or any of its subsidiaries' attention that would lead them to conclude that such renewal applications will not be granted by the appropriate regulatory agency or body in the ordinary course. The Company and its subsidiaries are authorized under the Telecommunications Act, and the rules and regulations promulgated thereunder, to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

     (r) The development, implementation and operation of the 38 GHz wireless broadband telecommunications services network as described, and in the markets described, in the Prospectus will not (i) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries,
(ii) result in any violation of any applicable law, administrative regulation or administrative or court decree (including, without limitation, the Telecommunication Act, and the rules and regulations of the FCC and environmental laws) or (iii) conflict with or constitute a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of their property is subject, except, in the case of clauses (ii) and (iii) above, any such violations, conflicts or breaches that would not individually or in the aggregate, have a Material Adverse Effect.

     (s) The business and operations conducted and proposed to be conducted by the Company and its subsidiaries as described in the Prospectus are not regulated by any public service or public utility commissions in the States in which the Company and its subsidiaries conduct or propose to conduct such business and operations as described in the Prospectus; and, subject to the provisions of Section 332(c)(3) of the Telecommunications Act, neither the Company nor any of its subsidiaries is or will be required to obtain any License from any public service or public utility commission in any such State.

     (t) None of the execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all of the provisions hereof and thereof, the issuance and sale of the Common Shares, the consummation by the Company and its subsidiaries of the Transactions and the transactions contemplated hereby and thereby (i) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, the FCC, other than those that have been obtained and are in full force and effect, or (ii) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries pursuant to (A) the Telecommunications Act or the rules and regulations of the FCC applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (B) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries

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or any of their assets or properties, that, in the case of clauses (A) and (B), would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

     (u) Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will be in violation of the Telecommunications Act and the rules and regulations of the FCC applicable to the Company, any of its subsidiaries or any of their respective assets or properties (whether owned or leased), other than any violation that could not reasonably be expected to have a Material Adverse Effect.

     (v) Other than rulemaking procedures of general applicability to the wireless broadband telecommunications industry, there is (i) no action, suit or proceeding before or by the FCC, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, or (ii) no amendment or change to the Telecommunications Act and the rules and regulations of the FCC has been enacted, adopted or issued by the FCC or, to the best of such counsel's knowledge, that has been proposed by the FCC.

     (w) Each of the Company and its subsidiaries has filed all reports required to be filed with the FCC.

     (x) Neither the Company nor any of its subsidiaries has violated any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect.

     (y) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided for those currently payable without penalty or interest. There are no proposed additional taxes assessments against the Company or its subsidiaries, and neither the Company nor any of its subsidiaries has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which could have a Material Adverse Effect.

     (z) Each of the Company and its subsidiaries maintains adequate insurance covering its properties, operations, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, its subsidiaries and their respective businesses. All such insurance is outstanding and duly in force on the date hereof.

     (aa) None of the Company, its subsidiaries or any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries, as the case may be, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to consumers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction ) which (i) might subject the Company, any of its subsidiaries or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) or (ii) could reasonably be expected to have a Material Adverse Effect.

     (ab) Coopers & Lybrand, L.L.P., who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

     (ac) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the individual and consolidated financial positions, results of operations and changes in financial position of the Company, its subsidiaries and ART on the basis stated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, except as disclosed therein. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, its subsidiaries and ART, as applicable. The pro forma financial information and other financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Historical and Pro Forma Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

     (ad) Each of the Company and its subsidiaries maintains a system or internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

     (ae) Subsequent to the respective dates as of which information is given in the Prospectus and except as set forth in the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) there has not been, individually or in the aggregate, any change or development which could reasonably be expected to result in a Material Adverse Effect and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock.

     (af) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its subsidiaries, taken as a whole, as conducted or as proposed to be conducted.

     (ag) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (ah) The Company has not distributed, and will not distribute prior to the First Closing Date, any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

     (ai) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) since the date of the Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Common Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     (aj) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company, any of its subsidiaries or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Common Shares.

     (ak) Each of the Company and its subsidiaries has complied with all provisions of Section 517.075, Florida Statutes.

     (al) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of the Offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration

Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters, as the Representatives, to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     SECTION 4. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters __________ of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company shall be $___ per share.

     The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to __________ the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

     Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after 4:30 P.M., Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "FIRST CLOSING DATE"); PROVIDED, HOWEVER, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by fed funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of __________ Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common

Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "SECOND CLOSING DATE," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is __________ (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to accept receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of, and on the terms set forth in, the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

     SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

     (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

     (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

     (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

     (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents, in each case, as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

     (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

     (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

     (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not, other than pursuant to outstanding stock options and warrants disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security. The Company will enter into an agreement (the "LOCK-UP AGREEMENT") to the foregoing effect.

     (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

     (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

     (k) The Company will use its best efforts to designate the Common Stock for quotation as a national market system security on the Nasdaq National Market.

     You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the Operative Agreements, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the NASD, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6 and Sections 8 and 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above).

     SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

     (b) You shall be satisfied that, since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock, other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus, of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or any of its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any Material Adverse Effect which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

     (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you except as otherwise expressly provided below:

         (i) An opinion of Hahn & Hessen LLP, counsel to the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the matters set forth in Exhibit C.

         (ii) An opinion of Pierson, Burnett & Hanley, special regulatory counsel to the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the matters set forth in Exhibit D.

         (iii) Such opinion or opinions of Latham & Watkins, counsel to the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

         (iv) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                    (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, there has not been any Material Adverse Effect or a development involving a Material Adverse Effect; and no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, none of the Company or any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and neither the Company nor any of its subsidiaries has declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                    (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

         (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from Coopers & Lybrand L.L.P., independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

         (vi) On or before the First Closing Date, letters from each holder of the Company's Common Stock and ART's common stock, each holder of options, warrants or other rights convertible or exchangeable into Common Stock or ART common stock, and each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 180 days after the date of the final prospectus for the Offering, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

         (vii) On or before the First Closing Date, executed copies of the Lock-Up Agreement.

     (d) Prior to the date hereof, the Merger shall have been completed.

     (e) On or before the First Closing Date, the Unit Offering shall have been consummated.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins, counsel to the Underwriters. The

Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.


     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7 hereof, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the Offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8 and Sections 6 and 10 shall at all times be effective and shall apply.

     SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 10. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to

Section 3 hereof. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "PRIME RATE"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this
Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification.
 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

     (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including theamounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

     SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

     (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

     (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by Federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     (c) This Agreement shall also terminate at 5:00 P.M., California time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the Common Shares shall not then as yet have been determined as provided in Section 4 hereof. Any termination pursuant to this subsection (c) shall without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof.

     SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     SECTION 15. NOTICES. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, attention: David Baylor, Esq., with a copy to Latham & Watkins, 1001 Pennsylvania Ave. N.W., Suite 1300, Washington, D.C. 20004-2505, attention:
John D. Watson, Jr., Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 500 108th Avenue, N.E., Suite 2600, Bellevue, WA 98004 with a copy to Hahn & Hessen LLP at 350 Fifth Avenue, New York, NY 10118, attention: James Kardon, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

     SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Representatives, will be binding upon all the Underwriters.

     SECTION 18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

     SECTION 20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the several Underwriters including you, all in accordance with its terms.

                              Very truly yours,

                              ADVANCED RADIO TELECOM CORP.



                              By: __________________________
                                   Name:
                                   Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written.

MONTGOMERY SECURITIES
DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

MONTGOMERY SECURITIES



By:
     Name:
     Title:

DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.



By:
     Name:
     Title:

                                   SCHEDULE A


                                                                  Number of Firm
                                                             Common Shares to be
Name of Underwriter                                                    Purchased
- -------------------                                                    --------

Montgomery Securities. . . . . . . . . . . . . . . . . . . . . .
Deutsche Morgan Grenfell/C. J. Lawrence Inc. . . . . . . . . . .





                                                                  --------------
Total
                                                                  --------------
                                                                  --------------

                                   SCHEDULE B


                                                                __________, 1996

                          PRICE DETERMINATION AGREEMENT

     Referring to Section 4 of the Underwriting Agreement dated __________, 1996, between the Company and the Underwriters as therein defined with respect to the purchase and sale of the Common Shares, we hereby confirm our agreement that the initial public offering price of the Common Shares shall be $_____ per share; that the underwriting discount shall be $_____ per share; and that the purchase price to be paid by the several Underwriters for the Common Shares to be purchased from the Company shall be $_____ per share.

     This Agreement may be executed in various counterparts which together shall constitute one and the same Agreement.

                    MONTGOMERY SECURITIES
                    DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.

                    Acting on behalf of the several Underwriters named in Schedule A to the Underwriting Agreement


                    MONTGOMERY SECURITIES



                    By:
                         Name:
                         Title:

                    DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.



                    By:
                         Name:
                         Title:



ADVANCED RADIO TELECOM CORP.



By:
     Name:
     Title:

                                    EXHIBIT A

             PRE-TRANSACTIONS CAPITALIZATION OF THE COMPANY AND ART

                                    EXHIBIT B

             POST-TRANSACTIONS CAPITALIZATION OF THE COMPANY AND ART

                                    EXHIBIT C

                      FORM OF OPINION OF HAHN & HESSEN LLP

     (a) Each of the Company and its subsidiaries has been duly formed as a corporation and is validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (b) ART Licenses is the only subsidiary of the Company. The Company owns all of the outstanding capital stock of ART Licenses; all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; and all of such capital stock was not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of ART Licenses.

     (c) The Company and its subsidiaries do not have any ownership interest in any joint venture, other than the Company's 50% ownership interest in ART West.

     (d) Prior to consummation of the Transactions, the Company and ART have authorized and outstanding capital stock as set forth in Exhibit A hereto. All such issued and outstanding shares of capital stock of the Company and ART have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. The shares of capital stock of ART owned by the Company prior to completion of the Merger are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. Upon consummation of the Transactions, the Company will have authorized and outstanding capital stock as set forth in Exhibit B hereto and an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." All such issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are, and there will be, no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Company or ART The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (e) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the Offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

     (f) (i) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b); (ii) the Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; (iii) there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; (iv) there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required; and (v) such counsel has no reason to believe that any of such documents (except for any financial statements and schedules included in such documents as to which such counsel need express no opinion), when read together and with the other information in the Registration Statement or Prospectus as of the date of such Registration Statement or Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

     (g) The Company has all requisite corporate power and authority to enter into the Operative Documents and to perform the transactions contemplated hereby and thereby. Each of the Operative Documents has been duly authorized, executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD.

     (h) None of the execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all of the provisions hereof and thereof, the issuance and sale of the Common Shares, the consummation by the Company and its subsidiaries of the Transactions and the transactions contemplated hereby and thereby (i) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, the FCC), other than those that have been obtained and are in full force and effect, or (ii) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company and its subsidiaries pursuant to (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, mortgage, deed of trust or other agreement, indenture or other instrument to which or by which any of them is a party or by which any of them or any of their respective property is or may be bound, (C) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Telecommunications Act, the rules and regulations of the FCC and the environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their assets or properties, that, in the case of clauses
(B), (C) and (D), would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

     (i) Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will be (i) in violation of its charter or bylaws,
(ii) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which any of them is a party, or by which any of them or any of their respective properties is bound or (iii) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to any of them or any of their respective assets or properties (whether owned or leased), other than, in the case of clauses (ii) and (iii), any default or violation that could not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could be expected to have a Material Adverse Effect.

     (j) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of any of them is subject, (ii) no local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC) or order has been enacted, adopted or issued by any governmental agency or, to the best of such counsel's knowledge, that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a Federal or state court or foreign court of competent jurisdiction to which the Company, any of its subsidiaries or their business, assets, or property are, or could reasonably be expected to be subject.

     (k) The statements under the captions "Capitalization," "Description of Capital Stock," "Description of Certain Indebtedness," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly and accurately present the information called for with respect to such legal matters, documents and proceedings.


     (l) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    EXHIBIT D

                  FORM OF OPINION OF PIERSON & BURNETT LLP

     (a) Each of the Company and its subsidiaries has such Permits as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus. Each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except for any such impairments which would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

     (b) Except as described in the Prospectus, (i) the Company and its subsidiaries own, possess or have the right to employ or have applied for all such Permits, Licenses and Intellectual Property as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus; (ii) each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such Licenses and other Intellectual Property and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Intellectual Property; (iii) such Intellectual Property contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole; and (iv) the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except where such infringement would not have a Material Adverse Effect.

     (c) The Company and its subsidiaries have timely filed all renewal applications with respect to all Licenses possessed by any of them. No protests or competing applications have been filed with respect to such renewal applications, and nothing has come to the Company's or any of its subsidiaries' attention that would lead them to conclude that such renewal applications will not be granted by the appropriate regulatory agency or body in the ordinary course. The Company and its subsidiaries are authorized under the Telecommunications Act, and the rules and regulations promulgated thereunder, to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

     (d) The development, implementation and operation of the 38 GHz wireless broadband telecommunications services network as described, and in the markets described, in the Prospectus will not (i) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries,
(ii) result in any violation of any applicable law, administrative regulation or administrative or court decree (including, without limitation, the Telecommunication Act, and the rules and regulations of the FCC and environmental laws), or (iii) conflict with or constitute a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of their property is subject, except, in the case of clauses (ii) and (iii) above, any such violations, conflicts or breaches that would not, individually or in the aggregate, have a Material Adverse Effect.

     (e) The business and operations conducted and proposed to be conducted by the Company and its subsidiaries as described in the Prospectus are not regulated by any public service or public utility commissions in the States in which the Company and its subsidiaries conduct or propose to conduct such business and operations as described in the Prospectus; and, subject to the provisions of Section 332(c)(3) of the Telecommunications Act, neither the Company nor any of its subsidiaries is or will be required to obtain any License from any public service or public utility commission in any such State.

     (f) None of the execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all of the provisions hereof and thereof, the issuance and sale of the Common Shares, the consummation by the Company and its subsidiaries of the Transactions and the transactions contemplated hereby and thereby (i) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, the FCC, other than those that have been obtained and are in full force and effect, or (ii) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries pursuant to (A) the Telecommunications Act or the rules and regulations of the FCC applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (B) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their assets or properties, that, in the case of clauses (A) and (B), would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

     (g) Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will be in violation of the Telecommunications Act and the rules and regulations of the FCC applicable to the Company, any of its subsidiaries or any of their respective assets or properties (whether owned or leased), other than any violation that could not reasonably be expected to have a Material Adverse Effect.

     (h) Other than rulemaking procedures of general applicability to the wireless broadband telecommunications industry, there is (i) no action, suit or proceeding before or by the FCC, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, or (ii) no amendment or change to the Telecommunications Act and the rules and regulations of the FCC has been enacted, adopted or issued by the FCC or, to the best of such counsel's knowledge, that has been proposed by the FCC.

     (i) Each of the Company and its subsidiaries has filed all reports required to be filed with the FCC.

                                       D-2